                                                                    EXHIBIT 99.1


                            ASSET PURCHASE AGREEMENT

                                  by and among

                              JB ACQUISITIONS LLC,
                       an Iowa limited liability company,

                            TALON ACQUISITION CORP.,
                            a Delaware corporation,

                                      and

                           DIGITAL CANAL CORPORATION,
                              an Iowa corporation.

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                           Dated as of July 12, 2001

                               ----------------

                            ASSET PURCHASE AGREEMENT

   THIS ASSET PURCHASE AGREEMENT, dated as of July 12, 2001 (this "Agreement"), is made by and among JB Acquisitions LLC, an Iowa limited liability company ("Parent"), Talon Acquisition Corp., a Delaware corporation (the "Merger Sub"), and Digital Canal Corporation, an Iowa corporation (the "Purchaser"). John F. Biver ("Biver") and Rodney L. Blum ("Blum") are also parties to this Agreement solely for purposes of Sections 1.2(b), 8.3(c), 9.5, 9.8, 9.9, 10.2, 10.3, 10.4
and 11.17 hereof. Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                    RECITALS

   A. Eagle Point Software Corporation, a Delaware corporation (the "Company") currently operates a Building Design and Construction product line (the "BD&C Product Line") and a Structural Engineering product line (the "Structural Product Line") using or selling among other things, the software products listed on Exhibit M. The BD&C Product Line and the Structural Product Line are collectively referred to as the "Product Lines."

   B. Merger Sub is a wholly owned subsidiary of Parent.

   C. Parent, Merger Sub and the Company have entered into that certain Agreement and Plan of Merger, dated July 12, 2001 (the "Merger Agreement"), whereby the parties have agreed, subject to certain conditions set forth in the Merger Agreement, that Parent will acquire the Company by merging Merger Sub with and into the Company (the "Merger").

   D. Concurrently with or immediately following the consummation of the Merger, the parties wish to provide for the sale of certain of the Company's assets relating to the Product Lines to the Purchaser on the terms and subject to conditions set forth in this Agreement.

                                   AGREEMENT

   For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

1. Sale Of Assets; Related Transactions.

   1.1 Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) the Company shall, and Parent shall cause the Company to, sell, transfer and assign to the Purchaser, and Purchaser shall purchase, acquire or license from the Company, all of the Company's right, title and interest, as of the Closing Date (as defined below), in and to the Assets (as defined below), on the terms and subject to the conditions set forth in this Agreement, including, without limitation, those included in the License Agreement (as defined below). For purposes of this Agreement, "Assets" shall mean and include only:

     (a) the tangible assets set forth on Exhibit B (the "Tangible Assets");

     (b) the intangible assets set forth on Exhibit C (the "Exclusive Proprietary Assets");

     (c) the non-exclusive right to use the Non-Exclusive Proprietary Assets (as defined below) granted by Section 1.5 hereof;

     (d) the Company's rights under the contracts, licenses, leases and agreements set forth on Exhibit E (the "Assumed Contracts"); and

     (e) the Product Lines Accounts Receivable, but only to the extent provided in Section 1.2(a)(iv).

To the extent any of the Assets are owned by ECOM Associates, Inc., a Wisconsin corporation and a wholly owned subsidiary of the Company ("ECOM"), Parent and Merger Sub agree not to waive, without the consent of Purchaser, the covenant by the Company in Section 7.12 of the Merger Agreement to cause ECOM to do any of the following (i) transfer, assign and convey such Assets to the Company,
(ii) be merged into the Company or (iii) be dissolved.

   1.2 Purchase Price.

   (a) As consideration for the sale of the Assets to the Purchaser, the Purchaser shall pay to the Company the sum of the following amounts (the "Purchase Price"):

     (i) One Million One-Hundred Thousand Dollars ($1,100,000.00);

     (ii) Plus an amount equal to the Prepaid Tradeshow Deposits;

     (iii) Plus an amount equal to Prepaid Direct Marketing Materials;

     (iv) Less an amount equal to the greater of (A) zero or (B) Product Support, Training and Custom Programming Obligations minus Product Lines Accounts Receivable. In the event that on the Closing Date, Product Lines Accounts Receivable exceeds Product Support, Training and Custom Programming Obligations, the Purchaser shall only receive Product Lines Accounts Receivable in an amount equal to Product Support, Training and Custom Programming Obligations, and the Company will retain all excess Product Lines Accounts Receivable; and

     (v) Less an amount equal to the Refund Liability.
   (b) In lieu of Purchaser paying the Company the Purchase Price in cash the parties agree that payment of the Purchase Price shall be made by deducting the amount of the Purchase Price from the cash payment to be made by the Company to Blum pursuant to Section 2.3(g) of the Merger Agreement. Blum has separately arranged for the amount of the Purchase Price to be invested as capital or lent by Blum to Purchaser.

   1.3 Assumed Liabilities.

   (a) In addition to the Purchase Price, the Purchaser shall assume, pay, perform or otherwise satisfy the Assumed Liabilities in accordance with their terms. For purposes of this Agreement, "Assumed Liabilities" shall mean and include only (i) the Refund Liability and (ii) the Company's obligations under the Assumed Contracts required by the terms of the Assumed Contracts to be first performed by the Company after the Closing Date (but specifically excluding obligations to cure any defaults or breaches under any of the Assumed Contracts arising prior to the Closing or based upon events occurring or circumstances existing prior to the Closing).

   (b) Other than as set forth above in Section 1.3(a), the Company shall retain, and Purchaser shall not assume, any liabilities, obligations or undertakings of the Company whatsoever, whether accrued, absolute, fixed or contingent, known or unknown due or to become due, unliquidated or otherwise (all such retained liabilities, the "Retained Liabilities").

   1.4 Allocation. The Purchaser and Merger Sub have agreed to allocate the Purchase Price among the Assets according to the formula (the "Allocation Formula") set forth on Exhibit G, which Allocation Formula takes into consideration those items of the Purchase Price that will be determined pursuant to Section 6.7 of this Agreement (the "Adjusted Items"). At the Closing the Purchaser and Merger Sub will finalize the allocation of the Purchase Price by including the amounts of Adjusted Items provided by the Company at Closing and applying the Allocation Formula. If (i) either party disputes the amount of the Adjusted Items provided by the Company or (ii) the parties fail to agree on the final allocation applying the Allocation Formula, then either or both matters, as the case may be, will be submitted to Deloitte & Touche LLP (the "Dispute Accountant") within twenty days following the Closing to determine, if necessary, the amount of the Adjusted Items and the final and binding allocation applying the Allocation Formula. Such allocation shall be conclusive and binding upon the parties for all purposes, and the parties shall not file any Tax Return or other document with, or make any statement or declaration to, any Governmental Authority that is inconsistent with such allocation.

   1.5 License of Non-Exclusive Proprietary Assets. Following the Closing both parties will continue to use the proprietary assets set forth on Exhibit D which are currently the property of the Company or to which the Company possesses sufficient legal right, license or otherwise (the "Non-Exclusive Proprietary Assets"). Effective as of the Closing, and pursuant to the license agreement in the form of Exhibit H (the "License Agreement"), the Company shall grant to Purchaser a non-exclusive, perpetual, transferable, royalty-free, worldwide license in all jurisdictions in which, for the duration during which, and transferable to the extent to which, the Company has any rights to use, reproduce, distribute or display, or to transfer its rights to use, reproduce, distribute or display, such Non-Exclusive Proprietary Assets. Parent and Merger Sub will use their best efforts, and will cause the Company to use its best efforts, to assist Purchaser in obtaining a license on reasonable terms for those Non-Exclusive Proprietary Assets that the Company does not own.

   1.6 Closing.

   (a) The closing of the sale of the Assets to the Purchaser (the "Closing") will take place at the offices of Dorsey & Whitney LLP, 801 Grand, Suite 3900, Des Moines, Iowa immediately following the closing of the Merger, or at such other date and time as the parties may agree (the "Closing Date").

   (b) At the Closing, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to Section 7 hereof and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the receiving party, and the Company shall deliver possession of the Assets to Purchaser. The conveyance, transfer, assignment and delivery of the Assets shall be effected by the Company's execution and delivery to Purchaser of a bill of sale substantially in the form attached hereto as Exhibit F (the "Bill of Sale") and such other instruments of conveyance, transfer, assignment and delivery as Purchaser shall reasonably request to cause the Company to transfer, convey, assign and deliver the Assets to Purchaser, free and clear of all liens and encumbrances other than the Assumed Liabilities, and the assignment and assumption of Assumed Liabilities from the Company to Purchaser shall be effected by the Company's and Purchaser's execution of an assignment and assumption agreement substantially in the form attached hereto as Exhibit I (the "Assignment and Assumption Agreement").

2. Representations and Warranties of Merger Sub.

   Merger Sub hereby represents and warrants to the Purchaser that:

     2.1 Due Organization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2.2 Authority; Binding Nature Of Agreements. Merger Sub has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Merger Sub. This Agreement constitutes the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms.

     2.3 Brokers. Merger Sub has not agreed or become obligated to pay any brokerage commission, finder's fee or similar commission or fee in connection with the sale of the Assets or the transactions contemplated by this Agreement other than the fees and expenses of Strategic Capital Partners, LLC, which fees and expenses will be paid by Merger Sub.

     2.4 Limitation of Warranties. The parties agree that Merger Sub makes no representations or warranties of any type, express or implied, with regard to the Assets, the Product Lines businesses or the

  Purchaser Employees, including, without limitation, any warranty of merchantability or fitness for a particular purpose. Merger Sub has no responsibility for any representations or warranties contained in Section 4 of this Agreement, but nothing in this Section either (i) limits any responsibility of the Company with respect to such representations or warranties, or (ii) extends the duration of such representations and warranties beyond that specified in Section 10.1 hereof.

3. Representations and Warranties of Parent.

   Parent hereby represents and warrants to Purchaser that:

     3.1 Due Organization. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Iowa.

     3.2 Authority; Binding Nature of Agreements. Parent has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by Parent of this Agreement have been duly authorized by all necessary action in the part of Parent. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

     3.3 Brokers. Parent has not agreed or become obligated to pay any brokerage commission, finder's fee or similar commission or fee in connection with the sale of the Assets or the transactions contemplated by this Agreement other than the fees and expenses of Strategic Capital Partners, LLC, which fees and expenses will be paid by Parent.

     3.4 Limitation of Warranties. The parties agree that Parent makes no representations or warranties of any type, express or implied, with regard to the Assets, the Product Lines businesses or the Purchaser Employees, including, without limitation, any warranty of merchantability or fitness for a particular purpose. Parent has no responsibility for any representations or warranties contained in Section 4 of this Agreement.l

4. Representations and Warranties of the Company.

   Pursuant to Section 4.22 of the Merger Agreement, the Company has confirmed to Parent and Merger Sub that the Company has reviewed each of the representations and warranties contained in this Section 4 and that such representations and warranties are true and accurate in all material respects, except as set forth in the Transferred Divisions Disclosure Schedule delivered pursuant to Section 4.22 of the Merger Agreement by the Company to Parent and Merger Sub on the date hereof (the "Transferred Divisions Disclosure Schedule") (which Transferred Divisions Disclosure Schedule is also being delivered by Parent to Purchaser on the date hereof and sets forth the exceptions to the representations and warranties contained in this Section 4, as confirmed by the Company pursuant to the Merger Agreement, under captions referencing the Sections to which such exceptions apply):

   4.1. Organization and Qualification. The Company and each of the Company Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties relating to the Product Lines and to carry on its Product Lines business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its Product Lines business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the Assets or Product Lines businesses taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect, a "Company Material Adverse Effect"). The term "Subsidiary" of a Person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such Person directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity, and the term "Company Subsidiary" shall mean a Subsidiary of the Company.

   4.2. Subsidiaries. Section 4.2 of the Transferred Divisions Transferred Divisions Disclosure Schedule sets forth a list of all the Company Subsidiaries, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of the Company and the Company Subsidiaries therein.

   4.3 [Reserved]

   4.4. Authority; Non-Contravention; Statutory Approvals; Compliance.

   (a) Authority. The Company has all requisite power and authority to consummate the transactions contemplated hereby. Upon completion of the Merger the Company will duly authorize the transactions contemplated hereby by all requisite corporate action on the part of the Company.

   (b) Non-Contravention. The consummation of the transactions contemplated by this Agreement will not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation", pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the Transferred Divisions Disclosure Schedule, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries is a party and by which any of the Assets may be bound or affected , excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

   (c) Compliance. Except as set forth in Section 4.4(c) of the Transferred Divisions Disclosure Schedule or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is in violation of, is, to the knowledge of the Company, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which individually or in the aggregate do not, and would not reasonably be expected to, have a Company Material Adverse Effect. Except as set forth in Section 4.4(c) of the Transferred Divisions Disclosure Schedule, the Company and the Company Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the Product Lines businesses of the Company and the Company Subsidiaries. Except as set forth in
Section 4.4(c) of the Transferred Divisions Disclosure Schedule, the Company and each of the Company Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary under (i) its certificate of incorporation, (ii) its by-laws or other organizational document or (iii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary is bound or to which any of its property is subject, except in the case of clause (ii) above, for violations, breaches or defaults which individually or in the aggregate do not affect the validity or enforceability of any material corporate action by the Company or any Company Subsidiary relating to the Assets, the Product Lines businesses or this Agreement, and in the case of clause (iii) above, for violations, breaches or defaults which individually or in the aggregate do not, and would not reasonably be expected to, have a Company Material Adverse Effect.

   4.5. Reports and Financial Statements. Except as set forth in Section 4.5 of the Transferred Divisions Disclosure Schedule, the filings required to be made by the Company and the Company Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as they relate to the Assets or the Product Lines businesses, have been made with the Securities and Exchange Commission ("SEC") and complied, as of their respective dates, in all material respects with the applicable requirements of such laws and the rules and regulations thereunder. Except as set forth in Section 4.5 of the Transferred Divisions Disclosure Schedule, the filings required to be made by applicable federal laws (other than the Securities Act and the Exchange Act) and applicable state, municipal, local and other laws, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, as they relate to the Assets or the Product Lines businesses, have been filed with the appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder except (i) where the failure to make such a filing or to so comply would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect and (ii) with respect to Taxes (as defined in Section 4.9) to the extent described in Section
4.9 of the Transferred Divisions Disclosure Schedule. The Company has made available to Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by the Company or any Company Subsidiary (or their predecessors) pursuant to the requirements of the Securities Act or Exchange Act since May 5, 1995 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, as they relate to the Assets or the Product Lines businesses, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements"), as they relate to the Assets or the Product Lines businesses, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the certificate of incorporation and by-laws of the Company, as in effect on the date of this Agreement, are included (or incorporated by reference) in the Company SEC Reports.

   4.6. Absence of Certain Changes or Events; Absence of Undisclosed
Liabilities.

   (a) Absence of Certain Changes or Events. Except as set forth in Section 4.6(a) of the Transferred Divisions Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since June 30, 2000, the Company has conducted the Product Lines businesses only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists with respect to the Assets or the Product Lines which would have, or could reasonably be expected to have, a Company Material Adverse Effect.

   (b) Absence of Undisclosed Liabilities. Neither the Company nor any Company Subsidiary, has any liabilities or obligations relating to the Assets or the Product Lines (whether absolute, accrued, contingent or otherwise and including, without limitation, margin loans) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies relating to the Assets or the Product Lines which are accrued or reserved against in the consolidated financial statements of the Company and or reflected in the notes thereto for the year ended June 30, 2000, or which were incurred after June 30, 2000 in the ordinary course of business and would not, in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

   4.7. Litigation. Except as set forth in Section 4.7 of the Transferred Divisions Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, in each case with respect to the Assets or the Product Lines businesses, (a) as of the date of this Agreement there are no claims, suits, actions or proceedings by any Governmental Authority or any arbitrator pending or, to the knowledge of the Company, threatened, nor are there, to the knowledge of the Company, any investigations or reviews by any Governmental Authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries, (b) there have not been any significant developments since June 30, 2000 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (c) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to the Company or any of the Company Subsidiaries.

   4.8. [Reserved]

   4.9. Tax Matters. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity with respect to the Assets or the Product Lines businesses, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, without limitation, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any Company Subsidiary.

   (a) Filing of Timely Tax Returns. Except as set forth in Section 4.9(a) of the Transferred Divisions Disclosure Schedule, the Company and each of the Company Subsidiaries have filed (or there has been filed on their behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

   (b) Payment of Taxes. Except as set forth in Section 4.9(b) of the Transferred Divisions Disclosure Schedule, the Company and each of the Company Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable, except for those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in the Company Financial Statements (as defined in the Merger Agreement).

   (c) Tax Reserves. The Company and the Company Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves which adequately reflect its estimate of the amounts required to pay all Taxes in accordance with GAAP.

   (d) Tax Liens. There are no Tax liens upon any of the Assets except liens for Taxes not yet due.

   (e) Withholding Taxes. Except as set forth in Section 4.9(e) of the Transferred Divisions Disclosure Schedule, the Company and each of the Company Subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from Purchaser Employee wages and paid over to the proper governmental authorities all amounts required.

   (f) Extensions of Time For Filing Tax Returns. Except as set forth in
Section 4.9(f) of the Transferred Divisions Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

   (g) Waivers of Statute of Limitations. Except as set forth in Section 4.9(g) of the Transferred Divisions Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

   (h) Audit, Administrative and Court Proceedings. Except as disclosed in
Section 4.9(h) of the Transferred Divisions Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or, to the knowledge of the Company, threatened, with regard to any Taxes or Tax Returns of the Company or any of the Company Subsidiaries.

   (i) Tax Rulings. Neither the Company nor any of the Company Subsidiaries has received or requested a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

   (j) Availability of Tax Returns. The Company has made available to Purchaser, complete and accurate copies of (i) all federal and state income Tax Returns for open years, and any amendments thereto, filed by the Company or any of the Company Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any taxing authority relating to any Tax Return filed by the Company or any of the Company Subsidiaries and (iii) any Tax Ruling or request for a Tax Ruling applicable to the Company or any of the Company Subsidiaries and Closing Agreements entered into by the Company or any of the Company Subsidiaries.

   4.10. Employee Matters; ERISA.

   (a) Benefit Plans. Section 4.10(a) of the Transferred Divisions Disclosure Schedule contains a true and complete list of each employee benefit plan, practice, program or arrangement currently sponsored, maintained or contributed to by the Company or any of the Company Subsidiaries for the benefit of Purchaser Employees, and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan, retiree benefits plan, severance pay and other employee benefit or fringe benefit plan and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "Company Benefit Plans"). For the purposes of this Section 4.10, the term "Company" shall be deemed to include predecessors thereof.

   (b) Contributions. Except as set forth in Section 4.10(b) of the Transferred Divisions Disclosure Schedule, all material contributions and other payments required to be made by the Company or any of the Company Subsidiaries to any Company Benefit Plan for the benefit of any Purchaser Employee (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the Company Financial Statements. Except as set forth in Section 4.10(b) of the Transferred Divisions Disclosure Schedule, neither the Company nor any Company Subsidiary contributes or has contributed, during the six-year period immediately prior to the date of this Agreement, to a multiemployer plan (as defined in Section 3(37) of ERISA), or has any liability under ERISA Section 4203 or Section 4205 in respect of any such plan.

   (c) Qualification; Compliance. Except as set forth in Section 4.10(c) of the Transferred Divisions Disclosure Schedule, the Company Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is a standardized prototype plan that has received an opinion letter from the IRS stating that the most recent amendment to the plan does not affect the plan's acceptability under Section 401(a) of the Code, and, to the knowledge of the Company, no circumstances exist that are reasonably expected by the Company to result in the revocation of such opinion. The Company and each of the Company Subsidiaries are in compliance in all material respects with, and each Company Benefit Plan is and has been operated in all material respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Company Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits is reasonably designed to comply with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

   (d) Liabilities. With respect to the Company Benefit Plans individually and in the aggregate, there are no actions, suits or claims pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no event has occurred that could reasonably be expected to subject the Company or any of the Company Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which the Company or any of the Company Subsidiaries is a party, in each such case, which liability, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

   (e) Welfare Plans. Except as set forth in Section 4.10(e) of the Transferred Divisions Disclosure Schedule, none of the Company Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event. Each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B at all times, except for any non-compliance that could not reasonably be expected to give rise to a Company Material Adverse Effect.

   (f) Documents Made Available. The Company has made available to Purchaser a true and correct copy of, with respect to each Company Benefit Plan, to the extent applicable, (i) such plan and summary plan description (including all amendments to each such document), (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent opinion of the IRS with respect to the qualified status of such plan and (v) the most recent actuarial report or valuation.

   (g) [Reserved]

   (h) Labor Agreements. As of the date hereof, except as set forth in Section 4.10(h) of the Transferred Divisions Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement covering any Purchaser Employees with any union or labor organization. Except as set forth in Section 4.10(h) of the Transferred Divisions Disclosure Schedule, to the knowledge of the Company, as of the date hereof, there is no current union representation question involving Purchaser Employees, nor does the Company know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such Purchaser Employees. Except as set forth in Section 4.10(h) of the Transferred Divisions Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint relating to Purchaser Employees against the Company or any of the Company Subsidiaries pending or, to the knowledge of the Company, threatened, which has or could reasonably be expected to have a Company Material Adverse Effect and (ii) there is no strike, dispute, slowdown, work stoppage or lockout relating to Purchaser Employees pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of the Company Subsidiaries which has or could reasonably be expected to have, a Company Material Adverse Effect. Except as set forth in
Section 4.10(h) of the Transferred Divisions Disclosure Schedule, the Company and the Company Subsidiaries have complied in all material respects with all laws relating to the employment of Purchaser Employees, including without limitation any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and no person has, to the knowledge of the Company, asserted that the Company or any of the Company Subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

   (i) [Reserved]

   (j) [Reserved]

   (k) Changes in Compensation, Benefits Since June 30, 2000. Except as specifically described in Section 4.10(k) of the Transferred Divisions Disclosure Schedule, since June 30, 2000, the Company has not, nor has any of the Company Subsidiaries, (i) entered into, adopted or amended or increased the amount or accelerated the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any of the Company Subsidiaries (including, without limitation, the Company Benefit Plans set forth in Section 4.10(a) of the Transferred Divisions Disclosure Schedule, as in effect on June 30, 2000) or increased, or entered into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any Purchaser Employee, except (in all cases described in this clause (i)) pursuant to binding legal commitments existing on June 30, 2000 and specifically identified in Section 4.10(a) of the Transferred Divisions Disclosure Schedule and except (in all cases described in this clause
(i)) for action taken in the ordinary course of business consistent with past practice that, in the aggregate, did not result in a material increase in benefits or compensation expense to the Company or any of the Company Subsidiaries; (ii) entered into or amended any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any Purchaser Employee other than in the ordinary course of business consistent with past practice.

   (l) Employment Agreements. Section 4.10(l) of the Transferred Divisions Disclosure Schedule is a true and correct list of each employment agreement to which the Company and a Purchaser Employee are currently parties.

   4.11 [Reserved]

   4.12. Insurance. The Company maintains insurance coverage against all risks of a character and in such amounts as it believes are adequate for its business. Neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of the Company Subsidiaries covering the Assets and Product Lines. To the Company's knowledge, the insurance policies of the Company and each of the Company Subsidiaries covering the Assets and Product Lines are valid and enforceable policies in all material respects.
Section 4.12 of the Transferred Divisions Disclosure Schedule lists all insurance coverage currently maintained by the Company and the insurers with which such coverage is maintained.

   4.13. Title to Properties.

   (a) The Company and the Company Subsidiaries own good and marketable title to the Tangible Assets, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable,

(ii) liens set forth in Section 4.13(a) of the Transferred Divisions Disclosure Schedule, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen and (iv) liens in respect of pledges or deposits under workers' compensation laws, all of which liens, individually or in the aggregate, do not or will not, and are not and will not reasonably be expected to, give rise to a Company Material Adverse Effect.

   (b) All of the Tangible Assets are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such Tangible Assets or other conditions relating thereto which, individually or in the aggregate, give rise, or would reasonably be expected to give rise, to a Company Material Adverse Effect. The Company and the Company Subsidiaries own, or lease under valid leases, all Tangible Assets.

   (c) All of the Product Line Accounts Receivable represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, and to the knowledge of the Company are or will be collectible.

   (d) All Assumed Contracts are valid and in effect and, to the best of the Company's knowledge, no other party thereto is in default excluding any such defaults which would not, in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect. The Company is not in default under any Assumed Contract, has received no notice of default thereunder, and no event has occurred or is expected to occur which (after notice and lapse of time or both) would become a breach or default thereunder, or otherwise permit modification, cancellation, acceleration or termination of any such Assumed Contract, excluding any such breaches or defaults which would not, in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect. Company has made accessible to Purchaser a true and correct copy of each Assumed Contract. Except as set forth in Section 4.13(d) of the Transferred Divisions Disclosure Schedule, each of the Assumed Contracts is assignable to Purchaser without the consent of any third person or entity.

   4.14. [Reserved]

   4.15. Technology and Intellectual Property Rights.

   (a) As used in this Section 4.15, "Company Intellectual Property" consists of the following:

     (i) all inventions, patents, trademarks, trade names, service marks, domain names, original works of authorship, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (as applicable, in both source and object code form) owned in whole or in part by the Company or any Company Subsidiary;

     (ii) all goodwill associated with trademarks, trade names service marks and trade dress owned in whole or in part by the Company or any Company Subsidiary;

     (iii) all software, including without limitation, all source code, object code and system build software and instructions related to all software described herein owned in whole or in part by the Company or any Company Subsidiary;

     (iv) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned in whole or in part by the Company or any Company Subsidiary;

     (v) all other tangible or intangible proprietary information and materials owned in whole or in part by the Company or any Company Subsidiary; and

     (vi) all license and other rights held by the Company or any Company Subsidiary in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i) through
  (v) above;

that are also Assets being transferred pursuant to this Agreement. Company Intellectual Property described in clauses (i) to (v) above is referred to herein as "Company Owned Intellectual Property" and the Company Intellectual Property described in clause (vi) above is referred to herein as "Company Licensed Intellectual Property." Unless otherwise noted, all references to "Company Intellectual Property" shall refer to both Company Owned Intellectual Property and Company Licensed Intellectual Property.

   (b) Section 4.15 of the Transferred Divisions Disclosure Schedule lists: (i) all patents, registered copyrights, mask works, registered and material unregistered trademarks and service marks and any applications and registrations for any of the foregoing, that are included in the Company Owned Intellectual Property; (ii) all material licenses, sublicenses and other agreements to which the Company or any Company Subsidiary is a party and pursuant to which any other person is authorized to have access to or use the Company Owned Intellectual Property or exercise any other right with regard thereto (except standard form, unmodified end user license agreements as they existed from time to time and dealer/distributor agreements for the Company's and the Company Subsidiaries' commercially distributed products, entered into between the Company or any Company Subsidiary and the end users of the Company products in the ordinary course of business); and (iii) all material Company Licensed Intellectual Property (other than license agreements for "shrink wrapped, off the shelf," commercially available, third party products used by the Company or any Company Subsidiary but including any software tools or "open source" licenses).

   (c) The Company Intellectual Property consists solely of items and rights that are either: (i) owned by the Company or any Company Subsidiary, (ii) in the public domain, or (iii) rightfully used and authorized for use by the Company or any Company Subsidiary and their successors pursuant to a valid license or other agreement. The Company and each of the Company Subsidiaries have all rights in the Company Intellectual Property reasonably necessary to carry out the Company's and each Company Subsidiaries' current activities and has or had all rights in the Company Intellectual Property reasonably necessary to carry out the Company's and each Company Subsidiaries' former activities.

   (d) The Company and the Company Subsidiaries are not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company or any Company Subsidiary be, in violation of any license, sublicense or other agreement relating to the Company Intellectual Property to which the Company or any Company Subsidiary is a party or otherwise bound. Except pursuant to the terms of the agreements listed in the Transferred Divisions Disclosure Schedule, the Company and the Company Subsidiaries are not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration from the Company or any Company Subsidiary, with respect to any exercise of rights by the Company or any Company Subsidiary or their successors in the Company Intellectual Property.

   (e) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Owned Intellectual Property or any other authorized exercise of rights in or to the Company Owned Intellectual Property by the Company or any Company Subsidiary or their licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. No claims (i) challenging the validity, effectiveness, or ownership by the Company or any Company Subsidiary of any of the Company Owned Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Owned Intellectual Property by the Company or any Company Subsidiary or their licensees infringes, or will infringe on, any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of Company, are threatened by any person nor, to the knowledge of Company, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and all registered trademarks listed on the Transferred Divisions Disclosure Schedule and all copyright registrations held by the Company or any Company Subsidiary are valid, enforceable and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Owned Intellectual Property by any third party, employee or former employee.

   (f) Except as set forth in Section 4.15(f) of the Transferred Divisions Disclosure Schedule, no parties other than the Company or any Company Subsidiary possess any current or contingent rights to any source code that is part of the Company Owned Intellectual Property (including, without limitation, through any escrow account).

   (g) Section 4.15(g) of the Transferred Divisions Disclosure Schedule lists all parties who have created any material portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property other than employees of the Company and any Company Subsidiary whose work product was created by them entirely within the scope of their employment by the Company or any Company Subsidiary. The Company and the Company Subsidiaries have secured from all parties who have created any material portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to the Company and the Company Subsidiaries and have provided Purchaser access to true and complete copies of such assignments or licenses.

   (h) Section 4.15(h) of the Transferred Divisions Disclosure Schedule includes a true and complete list of all support or maintenance agreements relating to Company Owned Intellectual Property or to which the Company or any Company Subsidiary is a party as to Company Licensed Intellectual Property.

   (i) Except as set forth in Section 4.15(i) of the Transferred Divisions Disclosure Schedule, the Company and the Company Subsidiaries have entered into written agreements with employees and third parties with whom the Company or any Company Subsidiary has (i) shared material confidential or proprietary information concerning the Assets or the Product Lines businesses, or (ii) received from others confidential or proprietary information which the Company or any Company Subsidiary is obligated to treat as confidential, which the Assumed Contracts require such employees and third parties to keep such information confidential in accordance with their terms.

   4.16. Warranties. Except as disclosed in Section 4.16 of the Transferred Divisions Disclosure Schedule there are no claims outstanding, pending or, to the best knowledge of the Company, threatened for breach of any warranty relating to any Product Lines products sold by the Company or any Company Subsidiary prior to the date hereof that could reasonably be expected to give rise to a Company Material Adverse Effect.

   4.17. [Reserved]

   4.18. [Reserved]

   4.19. Brokers. Except as contemplated by Section 4.17 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Company.

5. Representations and Warranties of the Purchaser.

   The Purchaser hereby represents and warrants to Merger Sub that:

     5.1 Authority; Binding Nature Of Agreements. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     5.2 Brokers. The Purchaser has not agreed or become obligated to pay any brokerage commission, finder's fee or similar commission or fee in connection with the purchase of the Assets or the transactions contemplated by this Agreement.

6. Covenants.

   6.1. Conduct of Business by the Company Pending the Closing. Parent and Merger Sub covenant and agree that after the date of this Agreement and through the Closing Date or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent Purchaser shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable (it being understood that if a particular activity is permissible as a result of its being disclosed and, where applicable, approved in writing by Purchaser under Section 6.1 of the Transferred Divisions Disclosure Schedule, that activity will not be prohibited under Section 6.1), Parent and Merger Sub shall not waive any of the covenants made by the Company in Section 6.1(a), (d) and (e) of the Merger Agreement, but only to the extent such covenants specifically relate to either the Assets, Product Lines businesses or Purchaser Employees.

   6.2 Additional Covenants by Purchaser and Parent Pending the
Closing. Purchaser and Parent covenant and agree, each as to itself and each of its Subsidiaries, that after the date of this Agreement and prior to the Closing Date or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent the other party shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practicable:

     (a) Both parties shall (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of the Company's ongoing operations with respect to the Product Lines businesses as communicated to either party by the Company from time to time, (ii) promptly advise the other party of any change or event known to it which has had, or would reasonably be expected to result in, a Company Material Adverse Effect, and (iii) promptly provide the other party with copies of all filings made by such party, any of its Subsidiaries or the Company, if such party receives a copy, with any state or federal court, administrative agency, commission or other Governmental Authority, and (iv) promptly notify the other party of any significant changes in the Assets or Product Lines Businesses.

     (b) Neither Purchaser or Parent shall, nor shall it permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date. Neither Parent or Merger Sub will take action to cause or permit any liens to be placed on the Assets.

     (c) Parent shall not, without the prior written consent of Purchaser, waive the covenants made by the Company in Sections 6.3(a) and (b) of the Merger Agreement, to the extent such covenants relate to the Assets, Product Lines or Purchaser Employees.

     (d) Neither Parent nor Merger Sub shall, without the prior written consent of Purchaser, waive the closing conditions set forth in Sections 8.3(e), (f)(ii) and (j) of the Merger Agreement.

   6.3 Access to Information. Parent shall not, without the prior written consent of Purchaser waive the covenants made by the Company in Section 7.1 of the Merger Agreement and shall allow Purchaser and its officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") to obtain pursuant to such Section 7.1, reasonable access, during normal business hours throughout the period prior to the Closing, to all of the Company's properties, books, contracts, commitments, records and other information (including, but not limited to, Tax Returns) relating to the Assets and Product Lines businesses and to each significant report, schedule and other document filed or received by the Company or any of its Subsidiaries relating to the Assets or Product Lines businesses pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the Department of Labor, the Immigration and Naturalization Service, the Environmental Protection Agency (state, local and federal), the IRS, the Department of Justice, the Federal Trade Commission, or any other federal, state or foreign regulatory agency or commission or other Governmental Authority. In addition, during such period, the Parent shall allow Purchaser and its Representatives to obtain, pursuant to Section 7.1 of the Merger Agreement, access to all information concerning the Assets and Product Lines businesses and such other matters as may be reasonably requested by Purchaser in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Purchaser shall, and shall cause its Subsidiaries, Representatives (other than its Representatives who have entered into separate confidentiality agreements with the Company) to, hold in confidence all documents and information concerning the Company furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of March 7, 2001, between Blum and the Company (the "Confidentiality Agreement"), and Purchaser agrees to be bound by such Confidentiality Agreement as if it were a party thereto.

   6.4 Public Announcements. Subject to each party's disclosure obligations imposed by law or regulation, the parties will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without consulting with the other party.

   6.5 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

   6.6 Consents and Releases of Liens.

   (a) Company Required Consents. Parent shall not, without the prior written consent of the Purchaser, waive the covenants made by the Company under Section 7.3(b) of the Merger Agreement to the extent such covenants specifically relate to the Assets or Product Lines businesses. Parent shall use its best efforts to cause the Company to obtain, as soon as practicable after the date hereof, but in any event prior to the Closing Date, the consent in writing from all persons and entities to (i) the assignment of the Assumed Contracts to the extent that such consent may, in the opinion of Purchaser's counsel, be required for such assignment, and (ii) to the transaction contemplated by this Agreement as may be required, in the opinion of Purchaser's counsel, to consummate the purchase of the Assets as contemplated herein, including without limitation the consents of Governmental Authorities identified in Section 4.4(b) of the Transferred Divisions Disclosure Schedules, if any. The consents and approvals referred to in this Section 6.6(a) shall be referred to herein as the "Company Required Consents."

   (b) Procedure in Absence of Consent. In the event that (i) prior to the Closing, the Company does not obtain and deliver to Purchaser the Company Required Consents applicable to any Assumed Contract, and (ii) Purchaser waives in writing the delivery of such consent as a closing condition under Section 7.1, below (or such waiver is not required by Section 7.1), Parent shall use commercially reasonable efforts to cause the Company, upon the request of Purchaser, at the Company's expense, to assist Purchaser in obtaining as soon as practicable, such Company Required Consent pursuant to the power of attorney granted to Purchaser by Company pursuant to the Assignment and Assumption Agreement.

   (c) Release of Liens. Without limiting the generality of Section 6.6(a), prior to or at the Closing, Parent shall use commercially reasonable efforts to cause the Company shall obtain a termination or release of all liens on any of the Assets as disclosed in Section 4.13(a) of the Transferred Divisions Disclosure Schedule, with each such termination or release being in a form reasonably satisfactory to Purchaser's counsel.

   6.7 Provision of Lists and Reports Used to Determine Purchase Price. Parent shall cause the Company (i) at least seven days prior to Closing to provide Parent and Purchaser with estimates and (ii) on the Closing Date deliver to Parent and Purchaser true and correct copies of the following items for review and approval by Parent and Purchaser: (a) a list of the Products Line Accounts Receivable as of the close of business on the day prior to the Closing Date, such list to include the name and address of each account debtor, the date and identifying number of each outstanding invoice and the amount due from such debtor, (b) a list of the Prepaid Tradeshow Deposits, which list shall specify the name and location of each tradeshow for which a deposit has been made by the Company, and the amount of such deposit, (c) a list of the inventory of the Prepaid Direct

Marketing Materials and the cost of such materials to the Company, (d) a list, in the form of Exhibit K attached hereto which shall be updated at Closing, of the Product Support, Training and Custom Programming Obligations, which list shall reflect the name of each customer to which the Company has a Product Support, Training and Custom Programming Obligation, the date of the Assumed Contract giving rise to such Product Support, Training and Custom Programming Obligation to such customer, and a calculation of the Products Support, Training and Custom Programming Obligation with respect to each such customer, and (e) a report reflecting a calculation of the Refund Liability, including sales revenue from sales of Product Line products within the last 30 day period prior to the report. Parent shall use commercially reasonable efforts to cause the Company to allow the Purchaser reasonable access to inspect the records of the Company in order to confirm the accuracy of such lists and reports.

   6.8 No Solicitations. Parent shall not, without the express consent of the Purchaser, waive any covenants made by the Company in Section 7.7 of the Merger Agreement with respect to the Assets, the Product Lines or the Purchaser Employees. Upon receipt of any notification from the Company pursuant to
Section 7.7 of the Merger Agreement, Parent shall promptly notify Digital Canal (but only if an Acquisition Proposal (as such term is defined in the Merger Agreement) relates to any part of the Transferred Assets or Transferred Divisions) orally and will forward any written notification from the Company concerning any such Acquisition Proposal (including, without limitation, the material terms and conditions of any such Acquisition Proposal and the identity of the person making it), shall apprise Digital Canal (but only if such Acquisition Proposal relates to any part of the Transferred Assets or Transferred Divisions) of any change in the material terms and conditions of any such Acquisition Proposal as communicated to Parent, and shall promptly forward to Digital Canal (but only if such Acquisition Proposal relates to any part of the Transferred Assets or Transferred Divisions) any advance notice Parent receives from the Company concerning any agreement (specifying the material terms and conditions thereof) to be entered into with or any information to be supplied to any person making such Acquisition Proposal.

   6.9 Proxy Statement and Other Filings.

   (a) Purchaser agrees to, and agrees to use commercially reasonable efforts to cause its affiliates to, cooperate with Parent, Merger Sub and the Company in the preparation and filing of, and as applicable the approval by the relevant Governmental Authorities, the Proxy Statement (as defined in the Merger Agreement) relating to the Merger and any other reports or statements required by a Governmental Authority or applicable law (including, if applicable, a Rule 13-E transaction statement on Schedule 13E-3), provided that, Purchaser and its affiliates shall (i) only be obligated to provide information available to it; and (ii) have no obligation to provide, or otherwise pay for any fairness opinion. Parent and Merger Sub further agree to indemnify, defend and hold harmless Purchaser and its affiliates for any liability that Purchaser or any of its affiliates may incur in connection with the Proxy Statement and any other report or statement required by a Governmental Authority, except to the extent that any such liability arises out of or is based upon an untrue statement of material fact, or omission to state in the Proxy Statement and any other report or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, so made in conformity with information furnished by the Purchaser or its affiliates. If the indemnification provided for in this Section 6.9 is unenforceable (as determined by final judgment of a court of competent jurisdiction) or otherwise unavailable to Purchaser and its affiliates in respect of any such liability, then Parent and Merger Sub shall, in lieu of indemnifying the applicable indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such liability to the maximum amount allowed by applicable law taking into account the relative benefits and relative fault of the parties in connection with the Proxy Statement and such other reports or statements.

   (b) Subject to the conditions and limits set forth in Section 6.9(a), each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement and any other document described in subsection (a) if and to the extent that such information is or shall have become incomplete, false or misleading.

7. Conditions to Closing

   7.1 Conditions to Purchaser's Obligations. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

     (a) The representations and warranties set forth in Sections 2 and 3 hereof shall be true and correct in all respects at and as of the Closing Date as though then made, unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (ignoring, for purposes of this Section 7.1(a) any materiality standard expressly included in such representations and warranties) as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated in this Agreement, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

     (b) Parent and Merger Sub shall have each performed in all material respects all of the covenants and agreements required to be performed and complied with by each of them, respectively, under this Agreement prior to the Closing;

     (c) The Purchaser shall have received (i) each third party consent and approval required in order to complete the transactions contemplated hereby, except for consents or approvals the absence of which will not have a Company Material Adverse Effect, and (ii) the release of liens identified by Section 6.6(c).

     (d) No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would or, insofar as reasonably can be foreseen, could have a Company Material Adverse Effect;

     (e) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of the Product Lines or all or a material portion of the Assets, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

     (f) The Merger shall have closed, on the terms contemplated in Blum's consent set forth on the signature page to the Merger Agreement.

     (g) On the Closing Date, Parent shall have delivered to Purchaser all of the following:

       (i) a certificate of the Company signed by the chief financial officer and another vice president of the Company (A) stating that, to the best of such officers' knowledge, the conditions precedent set forth in subsection (c) and (d) have been satisfied, (B) confirming that such officers' have reviewed the representations and warranties in
    Section 4 hereof and that such representations and warranties are true and correct in all respects at and as of the Closing Date as though then made, unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (ignoring, for purposes of this Section 7.1(a) any materiality standard expressly included in such representations and warranties) as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated in this Agreement, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date and (C) confirming that, to the best of such officers' knowledge, the Company has performed in all material respects its agreements and covenants contained in Sections 6.1(a), (d) and (e), 6.3(a) and (b), 7.1, 7.3(b), 7.5 and 7.12 under the Merger Agreement, to the extent such agreements and covenants relate to the Assets or the Product Lines;

       (ii) the Bill of Sale and such other instruments of conveyance, transfer, assignment and delivery as Purchaser shall have reasonably requested;

       (iii) the Assignment and Assumption Agreement;

       (iv) the License Agreement;

       (v) certificates of Parent and Merger Sub, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and
    (b) have been satisfied; and

       (vi) such other certificates, documents and instruments as Purchaser reasonably requests related to the transactions contemplated hereby;

   7.2 Conditions to Parent's and Merger Sub's Obligations. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

     (a) The representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

     (b) Purchaser shall have each performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing;

     (c) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement, or (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

     (d) The Merger shall have closed and in connection therewith Blum shall have tendered all shares of Company common stock he then owns to the Company pursuant to Section 2.3(g) of the Merger Agreement; and

     (e) On the Closing Date, Purchaser shall have delivered to the Company all of the following:

       (i) the Assignment and Assumption Agreement;

       (ii) the License Agreement;

       (iii) a resignation and waiver of severance, in the form attached hereto as Exhibit J, executed by Edward Graham;

       (iv) a certificate of Purchaser, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) have been satisfied; and

       (v) such other certificates, documents and instruments as the Company reasonably requests related to the transactions contemplated hereby.

8. Termination.

   8.1 Termination.  This Agreement may be terminated at any time prior to the
Closing:

     (a) by the mutual written consent of the Company, Purchaser and Parent;

     (b) by either Purchaser or Parent, by written notice to the others, if the Merger Agreement is terminated prior to a Closing thereunder; provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under the Merger

  Agreement or this Agreement has been the cause of, or resulted in, the termination of the Merger Agreement;

     (c) by Purchaser, by written notice to the Company and Parent, if there has been a misrepresentation, breach of warranty or breach of covenant on the part of the Company, Parent or Merger Sub in the representations, warranties and covenants set forth in this Agreement, other than such breaches, which together with any other such breaches has not had and would not reasonably be expected to have a Company Material Adverse Effect; and

     (d) by Parent, by written notice to the Company and Purchaser, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of Purchaser in the representations, warranties and covenants set forth in this Agreement.

   8.2 Effect of Termination. In the event of termination of this Agreement by either Purchaser or Parent as provided in Section 8.1, this Agreement shall become void, except that Sections 9.8 and 9.9 hereof shall survive indefinitely, and there shall be no liability on the part of either Purchaser, Parent or Merger Sub, or their respective stockholders, members, managers, officers, or directors, except as provided in Sections 6.5 and 8.3, provided, however, that nothing herein shall relieve any party for liability for any breach hereof.

   8.3 Breakup Fees; Expenses.

   (a) Purchaser Breakup Fee. If (i) the Closing contemplated by this Agreement is not consummated for reasons giving rise to an obligation on behalf of the Company to pay Parent the Expense Amount in accordance with Section 9.3 of the Merger Agreement, or (ii) the Closing contemplated by this Agreement shall not be consummated by reason of a breach of this Agreement by Parent, Merger Sub or Biver, then Parent shall pay to Purchaser promptly (but not later than five business days after written demand from the Purchaser) the sum of $200,000 in cash, constituting a reimbursement of expenses and fees incurred or to be incurred by Purchaser in connection with or related to the transactions contemplated by this Agreement, without any requirement that Purchaser account for actual expenses. In the event the fee is payable only as a result of clause
(i), then the fee shall be payable only upon receipt by Parent of the fee under
Section 9.3 of the Merger Agreement.

   (b) Parent Breakup Fee. If the Closing contemplated by this Agreement shall not be consummated by reason of a breach of this Agreement by Purchaser or Blum, then Purchaser shall pay to Parent promptly (but not later than five business days after written demand from the Purchaser) the sum of $200,000 in cash, constituting a reimbursement of expenses and fees incurred or to be incurred by Purchaser in connection with or related to the transactions contemplated by this Agreement, without any requirement that Purchaser account for actual expenses.

   (c) Payment Guarantees. By executing this Agreement, Biver unconditionally guarantees payment of all amounts payable by Parent under subsections (a) and
(d) of this Section 8.3. By executing this Agreement, Blum unconditionally guarantees payment of all amounts payable by Purchaser under subsections (b) and (d) of this Section 8.3.

   (d) Expenses. The parties agree that the agreements contained in this
Section 8.3 are an integral part of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Section 8.3, if Parent or Purchaser fails to promptly pay any amount due under this
Section 8.3, in addition to any amounts paid or payable pursuant to such Section, such party shall pay the other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

9. Certain Post-closing Covenants

   9.1 Further Actions. From and after the Closing Date, Parent and Merger Sub shall execute and deliver any and all such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the sale of the Assets and putting the Purchaser in possession and control of all of the Assets to the extent transferred under this Agreement.

   9.2 Use Of Names. Immediately after the Closing, neither the Purchaser nor any Related Party of the Purchaser shall adopt or use a name that includes the words "Eagle Point" or any variation thereof. Notwithstanding the foregoing:

     (a) the Purchaser may use and deplete any existing inventories of Product Lines products and supplies of marketing materials that have the name "Eagle Point" imprinted on the same, provided, however, that the Purchaser, shall not otherwise use the name "Eagle Point" or any variations thereof, except as provided in Sections 9.2(b) and 9.4 below, for any purpose, including, without limitation on any website, products or marketing materials relating to the Product Lines; and

     (b) the Purchaser may use the phrase "formerly a division of Eagle Point Software Corporation" for one year after the Closing Date.

   9.3 Hiring of Employees.

   (a) The parties agree that Parent will cause the Company to terminate the employment of the Purchaser Employees at or immediately prior to the time of Closing and that the Purchaser will, at or promptly after Closing, offer all of the Purchaser Employees positions with the Purchaser. Parent and Merger Sub agrees that neither they, the Company nor any Related Party will employ in any capacity, either as an employee, consultant or independent contractor, any of the Purchaser Employees or any other employees of Purchaser for five (5) years following the Closing Date, unless either (i) solely in the case of a Purchaser Employee, such person is not offered employment by the Purchaser immediately following the Closing Date, (ii) such person has not worked for the Purchaser at any time during the most recent one (1) year period, or (iii) the Purchaser gives its prior written consent.

   (b) Purchaser agrees that neither it nor any Related Party will employ in any capacity, either as an employee, consultant or independent contractor, any employees of the Company except Purchaser Employees for five (5) years following the Closing Date, unless either (i) such person has not worked for the Company at any time during the most recent one (1) year period, or (ii) the Company gives its prior written consent.

   (c) The parties agree that, in the event either party (including any Related Party) breaches its obligations under paragraph (a) or (b) of this Section 9.3, the breaching party will pay to the non-breaching party, as liquidated damages and not as a penalty, in the case of each individual breach an amount equal to $50,000. The parties hereby agree that in such an event the amount of actual damages would be difficult to calculate and that $50,000 represents a reasonable estimate of actual damages in each instance. Said amount shall be paid within thirty (30) days of the event that causes the breach.

   (d) In the event that (i) the Company terminates Brent Straka or Randy Ambrosy at any time, (ii) the Company is liable to pay such terminated person severance compensation as a result of such termination pursuant to an employment agreement, and (iii) Purchaser or a Related Party of the Purchaser employs in any capacity, whether as an employee, consultant or independent contractor, such terminated person within one year of the date of the Company's termination of such person, then Purchaser agrees to pay the Company an amount equal to the product of (x) the total amount of severance compensation that the Company paid to such terminated person pursuant to such terminated person's employment agreement multiplied by (y) a fraction the numerator of which shall be the total number of remaining days, beginning with the first day Purchaser or a Related Party employs such terminated person in any capacity, in the one year period immediately following the date of termination with the Company and the denominator of which shall be 365. Any amount the

Purchaser is required to pay with respect to a terminated person pursuant to this Section 9.3(e), if any, shall be reduced by the amount, if any, that Purchaser pays to the Company pursuant to Section 9.3(c) with respect to such terminated person. Purchaser agrees to pay amounts owing under this Section within thirty (30) days of employing such terminated person.

   (e) Notwithstanding Section 9.3(b) hereof, in the event that (i) the Company terminates Dennis George at any time, (ii) the Company is liable to pay Dennis George severance compensation as a result of such termination pursuant to an employment agreement, and (iii) Purchaser or a Related Party of the Purchaser employs Dennis George in any capacity, whether as an employee, consultant or independent contractor, within two years of the date of the Company's termination of Dennis George, then Purchaser agrees to pay to the Company an amount equal to the product of (x) the total amount of severance compensation that the Company paid to Dennis George pursuant to Dennis George's employment agreement multiplied by (y) a fraction the numerator of which shall be the total number of remaining days, beginning with the first day Purchaser or a Related Party employs Dennis George in any capacity, in the two year period immediately following the date of his termination with the Company and the denominator of which shall be 730. Any amount the Purchaser is required to pay with respect to Dennis George under this Section 9.3(e), if any, shall be reduced by the amount, if any, that Purchaser pays to the Company pursuant to
Section 9.3(c) with respect to Dennis George. Purchaser agrees to pay amounts owing under this Section within thirty (30) days of employing such terminated person.

   9.4 Website Content and Telephone Inquiries.

   (a) Website. For one year following the Closing Date, Parent agrees to cause the Company to maintain the main menu of the home page of the Company's Internet website known as "eaglepoint.com", so that, with respect to the current links to Product Lines products, the website shall instead include hot links to Purchaser's Internet website that are no less conspicuous than the current link to Product Lines products existing on the Company's website on the date of this Agreement. Notwithstanding the foregoing, the Company shall be allowed to include on the Company's website an appropriate disclaimer as to the ownership of, and responsibility for, all information relating to Purchaser and the Product Lines and the Purchaser's products linked to the Company's website, as follows: "These product lines were formerly a division of Eagle Point Software Corporation and are now owned and offered by Digital Canal Corporation. Eagle Point Software Corporation disclaims any and all warranties or liability associated with the sale of such product lines by Digital Canal Corporation. Please contact Digital Canal Corporation for information concerning any product warranties offered by Digital Canal Corporation. SolidBuilderTM and EZ BuilderTM are unregistered trademarks of Digital Canal Corporation.

   (b) Telephone Inquiries. For one year following the Closing Date, Parent agrees to cause the Company to refer all telephone inquiries to the BD&C Product Line businesses and the Structural Product Line businesses to Purchaser and to provide callers with an 800 number for Purchaser to be provided by Purchaser to Company by written notice given prior to, on or promptly after Closing.

   9.5 Non-competition Agreement.

   (a) During the five-year period following the Closing Date, the Company, any Related Party of the Company, and Biver shall not, directly or indirectly, either (i) engage in any business activity, or (ii) invest in any business (excluding investments in publicly traded securities), that is competitive with the business of the Product Lines as it exists on the Closing Date as described in Exhibit M. Notwithstanding the foregoing, Purchaser acknowledges that the Company may market and utilize the Non-Exclusive Proprietary Assets without violating the foregoing covenant. The Company and Biver understand that Purchaser would not have agreed to purchase the Assets without having received this noncompetition covenant from the Company and Biver, and the Company and Biver acknowledge that they have entered into this noncompetition covenant as a material inducement to Purchaser to consummate the transactions contemplated hereby.

   (b) During the five-year period following the Closing Date, Purchaser, any Related Party of Purchaser, and Blum shall not, directly or indirectly, either
(i) engage in any business activity, or (ii) invest in any business (excluding investments in publicly traded securities), that is competitive with the business of the Company (absent the Product Lines) as it exists on the Closing Date as described in Exhibit N. Notwithstanding the foregoing, the Company acknowledges that Purchaser may market and utilize the Non-Exclusive Proprietary Assets without violating the foregoing covenant. Purchaser and Blum understand that the Company and Parent would not have agreed to sell the Assets without having received this noncompetition covenant from Purchaser and Blum, and Purchaser and Blum acknowledge that they have entered into this noncompetition covenant as a material inducement to the Company and Parent to consummate the transactions contemplated hereby.

   9.6 Transition. Change Of Name. The operation of the Product Lines is currently conducted from the Premises. The parties wish to allow for the continued operation of the business of the Product Lines from the Premises for a limited transition period following the Closing.

   (a) The parties agree that the Purchaser shall be permitted to continue to operate the business of the Product Lines from the Premises for a period not to exceed sixty (60) days following the Closing Date. Parent agrees to cause the Company not to charge rent during this sixty (60) day period. The Company shall not be liable for any damage to the Assets during the time that Purchaser operates the Product Lines from the Premises or the Company's employees are providing technical assistance pursuant to Section 9.6(b), other than damage due to the Company's gross negligence or willful misconduct. In the event that the Premises are damaged in such a way that it makes it impracticable for Purchaser to continue to operate the Product Lines from the Premises, the Company shall have no further obligation to provide a location for Purchaser to operate the Product Lines. Purchaser agrees to maintain its own insurance during this transition period.

   (b) For a period of five (5) consecutive calendar days, the first day beginning on the day Purchaser commences to move the operation of the Product Lines from the Premises to a new location, Parent agrees to cause the Company to provide Purchaser with up to eighty (80) hours of technical assistance from the Company's employees to assist Purchaser in establishing its computer network and related technical matters. Parent agrees to cause the Company to provide such technical assistance during the Company's regular business hours and, subject to availability of the necessary Company employees, outside the Company's regular business hours. Thereafter, for a period of fifty-five (55) consecutive calendar days ending sixty (60) days after the date the Purchaser moves the operations of the Product Lines out of the Premises, Parent agrees to cause the Company to provide Purchaser during the Company's regular business hours with up to sixteen (16) hours per each five (5) business days during such fifty-five (55) day period of technical assistance from the Company's employees to assist Purchaser in establishing its computer network and related technical matters.

   (c) In the event that Purchaser or any Related Party of Purchaser employs Dennis George at any time, whether as an employee, consultant or independent contractor, then Purchaser agrees for a period of sixty (60) consecutive calendar days, the first day commencing on the day that Dennis George commences employment with the Purchaser or such Related Party (or the first business day thereafter if such day is not a business day), Purchaser agrees to provide the Company with up to sixteen (16) hours per each five (5) business-day period of assistance with transitioning the Company's chief financial officer responsibilities.

   9.7 Collection of Accounts Receivable.

   (a) Parent agrees to cause the Company to authorize the Purchaser to open any and all mail addressed to the Company (if delivered to the Purchaser) if received on or after the Closing Date and hereby grants to the Purchaser a power of attorney to endorse and cash any checks or instruments made payable or endorsed to the Company or the Company's order and received by the Purchaser in payment of Product Lines Account Receivable.

   (b) Parent agrees to cause the Company to forward promptly to the Purchaser any monies, checks or instruments received by the Company after the Closing Date with respect to the Product Lines Accounts Receivable. In the event that any payment received by the Company after Closing is remitted by a customer which is indebted under both Product Lines Accounts Receivable and an account receivable of the Company (a "Company Receivable"), then (i) if the payment designates the receivable or invoice as payment of a Company Receivable then the Company shall retain such payment and (ii) if the payment does not designate the receivable or invoice being paid, such payment shall be applied in payment of the oldest outstanding Product Line Accounts Receivable or Company Receivable, and if applied to a Product Lines Accounts Receivable due from such customer, it shall be promptly remitted to Purchaser.

   (c) Any sums received by Purchaser after Closing in respect of Company Receivables (and so identified by the relevant account debtor) shall be promptly transmitted by the Purchaser to the Company.

   9.8 Confidentiality. Parent, Merger Sub, Biver, Purchaser and Blum hereby agree as follows:

     (a) Company Confidential Information.

       (i) Purchaser and Blum will keep all Company Confidential Information confidential, except that they may disclose or make available Company Confidential Information to their Related Parties, directors, officers, employees, agents and advisors (collectively, "Representatives"), all of whom shall be specifically informed by Purchaser or Blum of the confidential character of such Company Confidential Information and that by receiving such information they are agreeing to be bound by the terms of this Agreement relating to the confidential treatment of such Company Confidential Information. Purchaser and Blum will not use any of the Company Confidential Information, and will not permit any of their Representatives to use any of the Company Confidential Information, in any way detrimental to the Company, Parent or Biver. Purchaser and Blum will not use, or permit any of their Representatives to use, any of the Company Confidential Information for any purpose other than for the purposes contemplated by this Agreement, and they will not make any Company Confidential Information available to any Person for any other purpose whatsoever.

       (ii) In the event that either Purchaser, Blum or any Representatives are requested in any proceeding to disclose any Company Confidential Information, they will give the Company, Parent and Biver prompt notice of such request so that they may seek an appropriate protective order. If in the absence of a protective order Purchaser, Blum or any of their Representatives are nonetheless compelled to disclose any such Company Confidential Information, they may disclose such Company Confidential Information without liability hereunder, provided that they give the Company, Parent and Biver written notice of the Company Confidential Information to be disclosed as far in advance of its disclosure as is practicable and use their best efforts to obtain assurances that confidential treatment will be accorded to such Company Confidential Information.

       (iii) The restrictions with respect to Company Confidential Information set forth in this Section 9.8(a) shall not apply to any Company Confidential Information which Purchaser or Blum can demonstrate (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Purchaser, Blum or any of their Representatives or (ii) was available to Purchaser, Blum or any of their Representatives on a nonconfidential basis prior to its disclosure to them by the Company or by Parent, Biver or any of their Representatives or becomes available to any of them on a nonconfidential basis, in each case from a source other than the Company, Parent, Biver or any of their Representatives, which source was not itself bound by a confidentiality agreement with the Company or Parent and had not received such information, directly or indirectly, from a Person so bound.

       (iv) Purchaser and Blum shall cause each of their respective Representatives to comply with the terms of this Section 9.8(a).

       (v) Purchaser and Blum acknowledge that irreparable damage would occur to Parent, Merger Sub and Biver in the event any of the provisions of this Section 9.8(a) were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Parent, Merger Sub, and Biver shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this

    Section 9.8 and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States of America or any state thereof, in addition to any other remedy to which the Parent, Merger Sub or Biver may be entitled at law or in equity.

     (b) Transferred Divisions Confidential Information.

       (i) Parent, Merger Sub and Biver will keep all Transferred Divisions Confidential Information confidential, except that they may disclose or make available Transferred Divisions Confidential Information to their Representatives, all of whom shall be specifically informed by Parent, Merger Sub or Biver of the confidential character of such Transferred Divisions Confidential Information and that by receiving such information they are agreeing to be bound by the terms of this Agreement relating to the confidential treatment of such Transferred Divisions Confidential Information. Parent, Merger Sub and Biver will not use any of the Transferred Divisions Confidential Information, and will not permit any of their Representatives to use any of the Transferred Divisions Confidential Information, in any way detrimental to the Purchaser or Blum. Parent, Merger Sub and Biver will not use, or permit any of their Representatives to use, any of the Transferred Divisions Confidential Information for any purpose other than for the purposes contemplated by this Agreement, and they will not make any Transferred Divisions Confidential Information available to any Person for any other purpose whatsoever.

       (ii) In the event that Parent, Merger Sub, Biver or any of their Representatives are requested in any proceeding to disclose any Transferred Divisions Confidential Information, they will give the Purchaser and Blum prompt notice of such request so that they may seek an appropriate protective order. If in the absence of a protective order Parent, Merger Sub, Biver or any of their Representatives are nonetheless compelled to disclose any such Transferred Divisions Confidential Information, they may disclose such Transferred Divisions Confidential Information without liability hereunder, provided that they give the Purchaser and Blum written notice of the Transferred Divisions Confidential Information to be disclosed as far in advance of its disclosure as is practicable and use their best efforts to obtain assurances that confidential treatment will be accorded to such Transferred Divisions Confidential Information.

       (iii) The restrictions with respect to Transferred Divisions Confidential Information set forth in this Section 9.8(b) shall not apply to any Transferred Divisions Confidential Information which Parent, Merger Sub or Biver can demonstrate (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Parent, Biver or any of their Representatives or (ii) was available to Parent, Merger Sub, Biver or any of their Representatives on a nonconfidential basis prior to its disclosure to them by the Company or by Purchaser, Blum or any of their Representatives or becomes available to any of them on a nonconfidential basis, in each case from a source other than the Purchaser, Blum or any of their Representatives, which source was not itself bound by a confidentiality agreement with the Company or the Purchaser and had not received such information, directly or indirectly, from a Person so bound.

       (iv) Parent, Merger Sub and Biver shall cause each of their respective Representatives to comply with the terms of this Section 9.8(b).

       (v) Parent, Merger Sub and Biver acknowledge that irreparable damage would occur to the Purchaser and Blum in the event any of the provisions of this Section 9.8(a) were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Purchaser and Blum shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 9.8 and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States of America or any state thereof, in addition to any other remedy to which the Purchaser or Blum may be entitled at law or in equity.

     (c) Restricted Period. Parent, Merger Sub, Biver, Purchaser, Blum and their respective Representatives will continue to be bound by the provisions of this Section 9.8 for a period of five years from the date hereof.

   9.9 Non-Disparagement. The parties each agree not to make any false, disparaging, slanderous, derogatory or libelous statements regarding any other party or the Company, their products or their business to any third party.

10. Indemnification, Etc.

   10.1 Non-Survival of Representations and Warranties.

   The representations and warranties made under Sections 2, 3, 4 and 5 shall not survive the Closing.

   10.2 Indemnification by Parent, Merger Sub and Biver.

   (a) Parent, Merger Sub and Biver shall, jointly and severally, hold harmless and indemnify the Purchaser from and against, and shall compensate and reimburse the Purchaser for, any Damages that are directly or indirectly suffered or incurred by the Purchaser or to which the Purchaser may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

     (i) any actions or inactions of the Company with respect to the Assets or the Product Lines prior to the Closing;

     (ii) any Retained Liabilities; and

     (iii) the breach of any covenant of Parent, Merger Sub or Biver under this Agreement or under any agreement or document executed and delivered in accordance with this Agreement.

   10.3 Indemnification By Purchaser and Blum

   (a) The Purchaser and Blum shall, jointly and severally, hold harmless and indemnify Parent and Merger Sub from and against, and shall compensate and reimburse Merger Sub and Parent for, any Damages that are directly or indirectly suffered or incurred by the Company or to which the Company may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

     (i) any actions or inactions of Purchaser with respect to the Assets or the Product Lines after the Closing (excluding any Retained Liabilities);

     (ii) any Assumed Liability; and

     (iii) the breach of any covenant of Purchaser or Blum under this Agreement or under any agreement or document executed and delivered in accordance with this Agreement.

   (b) Notwithstanding that Purchaser is not obligated to indemnify Merger Sub for any actions or inactions of the Company with respect to the Assets or Product Lines prior to Closing, in order to enable the Company the ability to defend itself following the Closing with respect to any third-party claims that arise, directly or indirectly, therefrom, Purchaser agrees to provide the Company with such assistance in defending such claims as the Company may reasonably request. Such assistance shall include, at no cost to Company, except that Company shall reimburse Purchaser for any out-of-pocket costs incurred, reasonable access to the Assets, Product Line products, records and data and all relevant employees of Purchaser. Notwithstanding anything else in this Section 10.3(b), but subject to the terms of Sections 10.5 and 10.6 below if Purchaser is a defendant in such claims, Purchaser shall have no right to participate in or control the defense of any such claim nor any right to settle, compromise or take any corrective or remediation action with respect to such claims.

   10.4 Exclusive Remedy. THE PARTIES HEREBY AGREE THAT THE REMEDIES PROVIDED IN THIS SECTION 10 CONSTITUTE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES WITH RESPECT TO THIS AGREEMENT AND ANY CLAIMS ARISING HEREUNDER OR OTHERWISE RELATING TO THE SUBJECT MATTER HEREOF, EXCEPT (I) AS PROVIDED IN

SECTIONS 6.9 AND 8.3, (II) FOR ANY FRAUD ON THE PART OF PARENT, MERGER SUB, BIVER, PURCHASER OR BLUM AND (III) PROVIDED THAT THE PARTIES DO NOT WAIVE ANY RIGHTS IT OR THEY MAY HAVE TO SPECIFIC PERFORMANCE OR INJUNCTIVE OR OTHER EQUITABLE RELIEF TO THE EXTENT AVAILABLE UNDER APPLICABLE LAW.

   10.5 Claim Procedures. Each party agrees that, promptly after it becomes aware of facts giving rise to a claim by it for indemnification pursuant to this Section 10 (a "Claim"), such party (the "Indemnitee") will provide notice (a "Claim Notice") thereof in writing to the other party (the "Indemnitor") within 10 business days specifying in detail the nature and basis for such claim, the estimated resulting damages and, if applicable, a copy of all papers serviced with respect to such claim. For purposes of this Section 10.5, receipt by a party of written notice of any claim from a third party that gives rise to a Claim on behalf of such party shall constitute the discovery of facts giving rise to a claim by it and shall require notice of the receipt of such matter as provided in the first sentence of this Section 10.5. Notwithstanding the foregoing, an Indemnitee's failure to send or delay in sending a third party Claim Notice within the required 10 business day period shall not relieve the Indemnitor from liability hereunder with respect to such Claim except to the extent and only to the extent that Indemnitor is prejudiced by such failure or delay.

   10.6 Third Party Claims.

   (a) In the event of the assertion of any third party Claim for which, by the terms hereof, an Indemnitor is obligated to indemnify and Indemnitee, the Indemnitor shall have the right, at such Indemnitor's expense, to assume the defense of same including the appointment and selection of counsel on behalf of the Indemnitee. The Indemnitor shall have the right to settle, compromise or take any corrective or remediation action with respect to any such Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnitor to a final conclusion or settled at the discretion of the Indemnitor. The Indemnitee shall be entitled, at its own cost, to participate with the Indemnitor in the defense of any such Claim. Notwithstanding the foregoing, the Indemnitee shall have the right defend any such Claim until such time as the Indemnitor agrees to defend such Claim, and any costs or expenses incurred by Indemnitee in connection therewith shall be Damages hereunder (unless Indemnitee has failed to promptly provide notice to Indemnitor, in which case only such costs or expenses arising after such notice has been provided shall constitute Damages).

   (b) If the Indemnitor denies responsibility for any third party claim or accepts responsibility for any such claim but fails to prosecute such claim, the Indemnitee may assume control of such defense and in the event it is finally determined by a court of competent jurisdiction that the Claim was a matter for which the Indemnitor is responsible under the terms of this Agreement, the Indemnitor shall bear the reasonable costs and expenses of such defense (including fees and expenses of counsel) in addition to its other liability under this Section 10.

   (c) Notwithstanding anything to the contrary in this Agreement, the Indemnitor shall not be permitted to settle or enter into an agreed judgment or consent decree that requires any Indemnitee to pay any amount, or which does not involve a complete release of the Indemnitee, or which involves a remedy other than the payment of money, without the Indemnitee's consent, which shall not be unreasonably withheld. If the Indemnitee withholds written consent for any reason whatsoever, the Indemnitor shall be released from any obligation to defend such Claim and shall thereafter only be liable with respect thereto up to the amount of the proposed settlement, judgment or decree.

   (d) If the Indemnitor shall undertake, conduct or control the defense or settlement of any claim and it is later determined that such Claim was not a Claim for which the Indemnitor is required to indemnify the Indemnitee under this Agreement, the Indemnitee shall reimburse the Indemnitor for all its reasonable costs and expenses with respect to such settlement or defense, including fees and expenses of counsel, within 50 days of such determination.

11. Miscellaneous Provisions.

   11.1 Further Assurances. Further Assurances. Each party hereto shall execute and deliver or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing the transfer of the Assets and performance of the parties obligations under this Agreement.

   11.2 Legal Fees and Other Expenses. Except as expressly provided in this Agreement, each party shall bear and pay all fees and costs of its legal counsel and all other expenses incurred by it in connection with its performance of this Agreement.

   11.3 Attorneys' Fees. If any legal action or other legal proceeding relating to any of this Agreement is brought against either party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

   11.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     if to Parent or Merger Sub:

       JB Acquisitions LLC
       2828 Arbor Hills Drive
       Dubuque, Iowa 52001
       Attention: John F. Biver
       Facsimile: (319) 557-9919

     if to the Purchaser:

       Digital Canal Corporation
       1143 Hunters Ridge
       Dubuque, Iowa 52003
       Attention: Rodney L. Blum
       Facsimile: (319) 556-3463

   11.5 Time Of The Essence. Time is of the essence of this Agreement.

   11.6 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

   11.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

   11.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Iowa (without giving effect to principles of conflicts of laws).

   11.9 Successors And Assigns; Parties In Interest.

   (a) This Agreement shall be binding upon the parties and their respective successors and assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns, provided that this

Agreement may not be assigned (i) by Parent or Merger Sub without the prior written consent of Purchaser or (ii) by Purchaser without the prior written consent of Parent. However, upon completion of the Merger, all rights and obligations of Merger Sub under this Agreement will become, by operation of law, rights and obligations of the Company

   (b) None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns.

   11.10 Remedies Cumulative. The rights and remedies of the parties hereto shall be cumulative (and not alternative).

   11.11 Waiver.

   (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

   (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

   11.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the Company, Purchaser, Parent and Merger Sub.

   11.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

   11.14 Entire Agreement. This Agreement and the exhibits attached hereto, together with the Merger Agreement, the Blum Confidentiality Agreement and that certain Employment Agreement by and between the Company and Blum, dated July 1, 1995, set forth the entire understanding of the parties relating to the subject matter thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

   11.15 Knowledge. For purposes of this Agreement, a Person shall be deemed to have "knowledge" of a particular fact or other matter only if such Person has actual knowledge of such fact or other matter.

   11.16 Construction.

   (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

   (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

   (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

   (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

   11.17 Modification of Certain Contract Provisions. Notwithstanding any provision in this Agreement to the contrary, Parent, Merger Sub, Biver, Purchaser and Blum agree that effective as of the Closing, (a) the Confidentiality Agreement shall be terminated and of no further force and effect, and (b) the provisions of any employee confidentiality and noncompetition agreement or any other similar agreement which restricts a Purchaser Employee's disclose or use of information pertaining to the Company, or prohibits a Purchaser Employee from engaging directly of indirectly in competition with the Company, or restricts a Purchaser Employee from soliciting customers of the Company (a "Restrictive Agreement"), shall be waived but only
(i) to the extent it would otherwise prevent a Purchaser Employee from becoming an employee of Purchaser or performing duties for Purchaser and (ii) for so long as such Purchaser Employee is employed by Purchaser, provided that Purchaser and any such Purchaser Employees employed by Purchaser do not engage in any activities in violation of Section 9.5 of this Agreement. At the Closing, Parent and Merger Sub covenant and agree to provide each Purchaser Employee who is subject to a Restrictive Agreement with a written waiver of any such restrictive covenant consistent with the terms of this Section 11.17.

                            [Signature page follows]

   The parties have caused this Asset Purchase Agreement to be executed and delivered as of the date first written above.

                                          JB Acquisitions LLC

                                                    /s/ John F. Biver
                                          By: _________________________________
                                                       John F. Biver
                                                          Manager

                                          Talon Acquisition Corp.

                                                    /s/ John F. Biver
                                          By: _________________________________
                                                       John F. Biver
                                               President and Chief Executive
                                                          Officer

                                          Digital Canal Corporation

                                                   /s/ Rodney L. Blum
                                          By: _________________________________
                                                      Rodney L. Blum
                                                  Chief Executive Officer

                                          John F. Biver and Rodney L. Blum
                                          sign this Agreement for purposes of
                                          Sections 1.2(b), 8.3(c), 9.5, 9.8,
                                          9.9, 10.2, 10.3, 10.4 and 11.17
                                          only.

                                          /s/ John F. Biver
                                          _____________________________________
                                          John F. Biver

                                          /s/ Rodney L. Blum
                                          _____________________________________
                                          Rodney L. Blum